EXHIBIT 10.2

FORM OF GARY M. JULIEN LETTER AGREEMENT

____________ __, 2007

Kanders Acquisition Company, Inc.

One Landmark Square, 22nd Floor

Stamford, Connecticut 06901

Citigroup Global Markets Inc.

As Representative of the Several Underwriters

388 Greenwich Street

New York, New York 10013

Re: Initial Public Offering

Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between Kanders Acquisition Company, Inc., a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as Representative (the “Representative”) of the several underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and one warrant exercisable for one share of Common Stock (each, a “Warrant”). Certain capitalized terms used herein are defined in Section 14 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1. If the Company solicits approval of its stockholders of a Business Combination, the undersigned will vote any shares of the Company’s Common Stock that may be acquired by him in the IPO or thereafter in favor of the Company’s initial Business Combination and in favor of an amendment to the Company’s Amended & Restated Certificate of Incorporation to provide for the Company’s perpetual existence in connection with such Business Combination.

2. In the event that the Company fails to consummate a Business Combination within 24 months after the date of the final prospectus (the “Prospectus”) filed by the Company with the Securities and Exchange Commission relating to the IPO, the undersigned will, as promptly as possible, take all action reasonably required to be taken by the undersigned to (i) cause the Trust Account to be liquidated and distributed to the Public Stockholders and (ii) cause the Company to liquidate as soon as reasonably practicable. The undersigned hereby waives any and all right, title, interest or claim of any kind in or to any distribution of the Trust Account and any remaining net assets of the Company as a result of such liquidation that the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever; provided, however, that in the event that the Company fails to consummate a Business Combination and the Trust Account is liquidated and distributed, nothing herein shall prevent the undersigned from participating in the Trust Account pro rata with the Public Stockholders with respect to any IPO Shares purchased by the undersigned as part of the IPO or thereafter.

3. (a) The Board of Directors of the Company has adopted resolutions (“Resolutions”) renouncing, in accordance with Delaware law, any interest or expectancy of the Company to be presented any business opportunity that comes to the attention of an officer or director of the Company other than a business combination opportunity to acquire a privately held operating entity, if, and only if, (i) such entity has a fair market value equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions) and the opportunity is to acquire substantially all of the assets or 50.1% or more of the voting securities of such entity or (ii) the opportunity to acquire such entity is presented by a third party to such officer or director expressly for consideration by the Company. With respect to all business opportunities, including those described in clause (i) above, but excluding those described in clause (ii) above, the obligation of the undersigned to present a business opportunity to the Company which may be reasonably required to be presented to the Company under Delaware law is subject to any pre-existing fiduciary or other obligations the undersigned may owe to another entity. Neither this Section 3(a) nor the Resolutions may be amended or rescinded in any way except upon prior approval by the holders of a majority of the Company’s outstanding shares of common stock.

(b) In order to minimize potential conflicts of interest which may arise from multiple affiliations, the undersigned agrees, until the earlier of the Company’s consummation of a Business Combination, a liquidation of the Company or until such time as the undersigned ceases to be an officer or director of the Company, to present to the Company for its consideration, prior to presentation to any other person or entity (subject to any pre-existing fiduciary obligations that the undersigned may have), any business combination, if the business combination opportunity (i) is to acquire substantially all of the assets or 50.1% or more of the voting securities of one or more privately held operating business entities that are not in the Healthcare Industry and (ii) has a fair market value equal to at least 80% of the balance in the Trust Account (excluding deferred underwriting discounts and commissions). The undersigned also agrees not to pursue such a business combination opportunity described above, separate from the Company, unless and until the Board of Directors of the Company, acting by a majority of disinterested, independent directors, has determined that the Company will not pursue such business combination opportunity.

4. (a) The undersigned acknowledges and agrees that the Company will not consummate any Business Combination which involves a company or individual that is affiliated with any of the Insiders or the Company unless the Company obtains an opinion from an independent investment banking firm that is a member of the Financial Industry Regulatory Authority (“FINRA”) and is reasonably acceptable to the Representative that the business combination is fair to the Public Stockholders from a financial point of view.

(b) The undersigned acknowledges and agrees that, if (i) the Company’s Board of Directors is not able to independently determine that a target business has a sufficient fair market value to meet the threshold criterion to consummate a Business Combination (as described in the Prospectus) or (ii) the Company is acquiring a target business that is an affiliate of an officer or director of the Company or Kanders & Company, Inc. (the “Related Party”), the Company shall obtain an opinion from an unaffiliated investment banking firm that is a member of FINRA as to the fair market value of the target business.

5. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive and will not accept from any person or entity any compensation for services rendered to the Company prior to or in connection with the consummation of the Business Combination; provided, however, that commencing on the effective date of the registration statement filed by the Company with the Securities and Exchange Commission relating to the IPO, the Related Party shall be allowed to charge the Company $10,000 per month to compensate it for the Company’s use of Related Party’s office space, utilities and secretarial support until the earlier of the Company’s consummation of a Business Combination or its liquidation. The undersigned shall be entitled to reasonable reimbursement from the Company for his out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination; provided, however, that to the extent such out-of-pocket expenses exceed the $100,000 of available proceeds not deposited in the Trust Account and interest income of up to $5.5 million on the balance in the Trust Account (subject to adjustment in the event the underwriters exercise their over-allotment option), such out-of-pocket expenses would not be reimbursed by the Company unless it consummates an initial business combination. The Company’s Audit Committee will review and approve all payments made to the Related Party, officers or directors and their respective affiliates, and any payments made to members of the Company’s Audit Committee will be reviewed and approved by the Company’s Board of Directors, with any interested directors abstaining from such review and approval.

6. Neither the undersigned, any member of the family of the undersigned, nor any affiliate of the undersigned will be entitled to receive or accept a finder’s fee or any other compensation from any person or entity in the event the undersigned, any member of the family of the undersigned or any affiliate of the undersigned originates a Business Combination.

7. The undersigned agrees to be the Vice President, Corporate Development of the Company until the earlier of the consummation by the Company of a Business Combination or the liquidation of the Company; provided that nothing herein shall be construed as providing a right of the undersigned to any position if removed by proper corporate action. The undersigned further agrees to sign all documents, in form and content reasonably satisfactory to the undersigned, necessary or in connection with the IPO. The undersigned’s biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects, does not omit any material information with respect to the undersigned’s background and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended. The undersigned’s FINRA and Director and Officer Questionnaires furnished to the Company and the Representative and annexed as Exhibit B hereto are true and accurate in all respects. The undersigned represents and warrants that:

(a) he is not subject to, or a respondent in, any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) he has never been convicted of or pleaded guilty to any crime (i) involving any fraud or (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and he is not currently a defendant in any such criminal proceeding; and

(c) he has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

8.         (a) The undersigned has full right and power, without violating any agreement by which he is bound, to enter into this letter agreement and this letter agreement has been duly executed and delivered by the undersigned and is a valid and binding agreement of the undersigned, enforceable against him in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability.

(b) The undersigned has full right and power, without violating any agreement by which he is bound, to serve as the Vice President, Corporate Development of the Company and hereby consents to being named as such in the registration statement filed by the Company with the Securities and Exchange Commission relating to the IPO.

9. The undersigned hereby waives his right to exercise conversion rights with respect to any shares of the Company’s Common Stock purchased in the IPO or thereafter by the undersigned, directly or indirectly, and agrees that he will not seek conversion with respect to such shares in connection with any vote to approve a Business Combination.

10. The undersigned hereby agrees to not propose, or vote in favor of, an amendment to the Company’s Amended and Restated Certificate of Incorporation to extend the period of time in which the Company must consummate a Business Combination prior to its liquidation. Should such a proposal be put before stockholders, the undersigned hereby agrees to vote against such proposal except in connection with a Business Combination to give the Company perpetual existence. This paragraph may not be modified or amended under any circumstances.

11. This letter agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The undersigned hereby (i) agrees that any action, proceeding or claim arising out of or relating in any way to this letter agreement shall be brought and enforced in the courts of the State of New York of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive and (ii) waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

12. The undersigned acknowledges and understands that the Underwriters and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO. Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders or any creditor or vendor of the Company with respect to the subject matter hereof.

13. This letter agreement shall be binding on the undersigned and such person’s respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the expiration of the longest applicable lock-up period and (ii) the liquidation of the Company; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

14. As used herein, (i) a “Business Combination” shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with an operating business; (ii) “Insiders” shall mean all officers, directors and stockholders of the Company immediately prior to the IPO; (iii) “Founder’s Common Stock” shall mean all of the shares of Common Stock of the Company included in the Founder’s Units acquired by an Insider prior to the IPO; (iv) “Founder’s Warrants” shall mean all warrants to purchase shares of Common Stock of the Company included in the Founder’s Units acquired by an Insider prior to the IPO; (v) “Founder’s Units” shall mean all of the units acquired by an Insider prior to the IPO; (vi) “IPO Shares” shall mean the shares of Common Stock issued by the Company in the Company’s IPO; (vii) “Trust Account” shall mean the Trust Account into which a portion of the net proceeds of the Company’s IPO will be deposited; (viii) “Healthcare Industry” shall mean all healthcare service companies, including, among others, managed care companies, hospitals, healthcare system companies, physician groups, diagnostic service companies, medical device companies and other healthcare-related entities; and (ix) “Public Stockholders” shall mean the holders of the Company’s IPO Shares.

15. The undersigned authorizes any employer, financial institution or consumer credit reporting agency to release to the Representative and its legal representatives or agents (including any investigative search firm retained by the Representative) any information they may have about the undersigned’s background and finances (“Information”), purely for the purposes of the Company’s IPO (and shall thereafter hold such Information confidential). Neither the Representative nor its agents shall be violating the undersigned’s right of privacy in any manner in requesting and obtaining the Information and the undersigned hereby releases them from liability for any damage whatsoever in that connection.

Gary M. Julien
Print Name of Insider

Signature

Agreed to and accepted by:

Kanders Acquisition Company, Inc.

By:
Name:
Title:

Citigroup Global Markets Inc.

By:
Name:
Title: